UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 24, 2020

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of cach class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01 Regulation FD Disclosure.

On March 24, 2020, Condor Hospitality Trust, Inc. (the “Company”) issued a press release with an update on the previously announced acquisition by merger of the Company (the “Merger”) by NexPoint Hospitality Trust (“NHT”) (TSX-V: NHT-U) pursuant to that certain Agreement and Plan of Merger, dated as of July 19, 2019, as amended (the “Merger Agreement”), by and among the Company, NHT Operating Partnership, LLC and certain of their respective affiliates. Closing of the acquisition did not occur on March 23, 2020, as extended to such date at the request of NHT pursuant to a previously announced amendment to the Merger Agreement.  The Company is in discussions with NHT concerning the closing of the acquisition, and the Company is also reviewing its options and reserves all rights under the Merger Agreement.

The information in Item 7.01 of this report, including the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report, regardless of any general incorporation language in the filings.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 24, 2020

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “project,” “plan,” the negative version of these words or other similar expressions. Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. The Company may not be able to complete the proposed transaction on the terms described herein or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) unknown, underestimated or undisclosed commitments or liabilities; (iii) the inability to complete the proposed transaction due to the failure to obtain the approval of the Company’s shareholders for the proposed transaction or the failure to satisfy the other closing conditions to the proposed transaction; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel, maintain relationships with its franchisors, management companies and suppliers, and maintain its operating results and business generally; (vi) the risk that certain approvals or consents will not be received in a timely manner or that the proposed transaction will not be consummated in a timely manner; (vii) adverse changes in U.S. and non-U.S. governmental laws and regulations; (viii) the risk of litigation, including shareholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and (ix) risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus).

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause those views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: March 24, 2020	By:	/s/ Arinn Cavey
	Name:	Arinn Cavey
	Title:	Chief Financial Officer